Exhibit 107

Calculation of Filing Fee Table

Form S-3
(Form Type)

Datasea Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee (1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	-	-	-	-	-	-		-	-		-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-	-		-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)								S-3	333-239183	June 25, 2020
Carry Forward Securities	Debt	Debt securities	415(a)(6)								S-3	333-239183	June 25, 2020
Carry Forward Securities	Other	Warrants	415(a)(6)								S-3	333-239183	June 25, 2020
Carry Forward Securities	Other	Units(2)	415(a)(6)								S-3	333-239183	June 25, 2020
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$90,583,574	(3) (4)	0.0001102	$9,982.31		S-3	333-239183	June 25, 2020	$9,982.31	(3)
	Total Offering Amounts					$90,583,574		0.0001102	$9,982.31
	Total Fees Previously Paid								$9,982.31	(3)
	Total Fee Offsets								$9,982.31	(3)
	Net Fee Due								N/A	(3)

(1)	The aggregate maximum offering price of all securities issued or issuable by Datasea Inc. (the “Registrant”) that are registered pursuant to this Registration Statement shall not exceed $90,583,574. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(2)	Units may consist of one or more shares of common stock, debt securities or warrants issued by the Registrant, or any combination thereof.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is hereby registering $90,583,574 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333-239183) filed on June 15, 2020 and declared effective on June 25, 2020 (the “Prior Registration Statement”). The registration fee of $12,980 previously paid by the Registrant relating to the securities registered under the Prior Registration Statement, which also includes the Unsold Securities, will continue to be applied to those Unsold Securities pursuant to Rule 415(a)(6), and no additional registration fee is being paid as to those Unsold Securities. Pursuant to Rule 415(a)(6), the offering of such Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)	Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this Registration Statement is declared effective by the Securities and Exchange Commission, and (ii) the date which is 180 days after the third anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Pursuant to Rule 415(a)(6) under the Securities Act, if on or prior to the Expiration Date the Registrant sells Unsold Securities under the Prior Registration Statement, the Registrant shall file a pre-effective amendment to this Registration Statement to update the amount of Unsold Securities which are being registered under this Registration Statement, and upon effectiveness of this Registration Statement may continue to offer and sell such Unsold Securities under this Registration Statement.